================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ASSISTED LIVING CONCEPTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        ASSISTED LIVING CONCEPTS, INC.

                                 _____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997


     The 1997 Annual Meeting of Stockholders of Assisted Living Concepts, Inc. (the "Company") will be held at the PDX Conference Center, Portland International Airport, Portland, Oregon, on Thursday, May 22, 1997 at 8:00 a.m. local time, for the following purposes:

     (1) To elect a board of five directors for the ensuing year or until the election and qualification of their respective successors;

     (2) To approve the Company's 1994 Stock Option Plan to qualify options issued pursuant to such plan under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to approve an amendment to such plan to provide for an additional 504,000 shares of common stock to be reserved for issuance thereunder; and

     (3) To transact such other business as may properly come before the meeting.

     Only stockholders whose names appear of record on the books of the Company at the close of business on April 1, 1997, are entitled to notice of, and to vote at, such Annual Meeting or any adjournments thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the directors nominated in Proposal 1 and vote FOR Proposal 2. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

     You are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATED THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


                         By order of the Board of Directors



                         Stephen Gordon
                         Secretary


Portland, Oregon
April 23, 1997

                         ASSISTED LIVING CONCEPTS, INC.
                                ________________

                                PROXY STATEMENT

     This proxy statement is furnished to the stockholders of Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 22, 1997 at 8:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting"). The approximate date on which this proxy statement and the form of proxy solicited on behalf of the Board of Directors will be sent to the Company's stockholders is April 23, 1997.

     On April 1, 1997, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 5,515,250 shares of common stock, par value $0.01 per share (the "Shares" or the "Common Stock"), outstanding. Each such Share is entitled to one vote on all matters properly brought before the meeting. The five nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but otherwise have no legal effect in the election of directors. Stockholders are not permitted to cumulate their Shares for the purpose of electing directors or otherwise. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will be treated as voted for purpose of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as voted for or against that proposal.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised. The power of the proxy is suspended if the person giving it attends the meeting and elects to vote in person.

     The principal executive offices of the Company are located at 9955 S.E. Washington Street, Suite 201, Portland, Oregon, 97216.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors will be elected to hold office until the 1998 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

     The nominees for election as directors at the Annual Meeting are Andre C. Dimitriadis, William McBride III, Richard C. Ladd, Bradley Razook and Keren Brown Wilson, each of whom is presently serving as a director of the Company. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of the nominees named above to hold office as directors until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     If any nominee becomes unavailable to serve as a director for any reason (which event is not anticipated), the Shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.


                        DIRECTORS AND EXECUTIVE OFFICERS

     The following information concerning the directors and executive officers of the Company is given as of February 28, 1997.

NAME                            AGE                          POSITION
-----------------------------   ---   ------------------------------------------------------

Keren Brown Wilson               47   Chief Executive Officer, President and Director
Stephen Gordon                   47   Chief Financial Officer & Chief Administrative Officer
William McBride III(1)(2)        36   Chairman of the Board of Directors
Andre C. Dimitriadis(1)(2)       55   Director
Richard C. Ladd(2)               57   Director
Bradley G. Razook(1)             40   Director

OTHER KEY EMPLOYEES
-----------------------------
Connie Baldwin                   52   Director of Operations
Rhonda S. Marsh                  30   Controller

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

    Dr. Keren B. Wilson is a co-founder of the Company and became the Chief Executive Officer and President and a director of the Company upon its formation in July 1994. Dr. Wilson has over twenty years of experience in aging service delivery systems and has, for the past twelve years, focused primarily on assisted living. From 1988 to September 1994, Dr. Wilson was the President and sole director of Concepts in Community Living, a corporation which specializes in the development and management of assisted living residences. From 1992 to August 1994, Dr. Wilson was also President of Sterling Management Company, a company which provides management services to private (non-Medicaid) assisted living facilities in the state of Kansas. From 1986 to 1988, Dr. Wilson was a Senior Vice President at Milestone, Inc., an assisted living development and management company. Prior to 1986, Dr. Wilson was an owner and management agent for Park Place Living Center in Portland, Oregon, and the Director of Research and Education for the Oregon Association of Homes for the Aging in Portland, Oregon. Since 1983, Dr. Wilson has also been an Associate Professor at the Institute for Aging at Portland State University. In these capacities, Dr. Wilson was responsible for designing, developing and managing the state of Oregon's first assisted living residence along with the state's first Medicaid-eligible assisted living residence.

    STEPHEN GORDON has been the Chief Administrative Officer since July 1995 and CFO since December 1995 and has over twenty years of financial services industry experience. From April 1990 to July 1995, Mr. Gordon was the manager of Housing Finance for the Oregon Housing and Community Services Department. In this capacity, Mr. Gordon was instrumental in the development of over 5,000 units of affordable housing for the state. Under the state's elderly and disabled program, Mr. Gordon was responsible for the funding of over 1,000 units of assisted living housing for the elderly. Mr. Gordon has a Bachelor of Science Degree from the University of California, Los Angeles.

     CONNIE J. BALDWIN has over twenty years of experience in designing and implementing services to the elderly and joined the Company in February 1995 as Director of Operations. From December 1993 to January 1995, Ms. Baldwin was Executive Director for the Center for Developing Older Adult Resources, a non-profit entity in Phoenix, Arizona. From September 1990 to December 1993, she was the Health Care Administrator for Managed Care Systems, a division of the state of Arizona's Long-Term Care Medicaid Program. In addition, Ms. Baldwin has held the position of Manager of Home and Community Based Care in the State of Oregon with the Senior and Disabled Services Department and was instrumental in the development of the State's assisted living rules.

     RHONDA S. MARSH joined the Company as Controller in November 1995. From March 1995 to October 1995, Ms Marsh was Compliance Controller and Acting Accounting Manager for Integrated Measurement Systems, Inc. From November 1992 to March 1995 Ms. Marsh worked at KPMG Peat Marwick L.L.P, an international accounting firm. From 1989 to October 1992, she was the Corporate Controller of Evergreen International Aviation, Inc.

    WILLIAM MCBRIDE III is a co-founder of the Company and has been a director since its formation. Mr. McBride is President and Chief Operating Officer of LTC Properties, Inc. ( LTC ), a health care real estate investment trust specializing in the long-term care industry, which was co-founded by Mr. McBride in 1992. Prior to founding LTC, Mr. McBride was employed from April 1988 to July 1992 by Beverly Enterprises, Inc., an owner/operator of long-term care facilities, retirement living facilities and pharmacies where he served as Vice President, Controller and Chief Accounting Officer. From 1982 to 1988, Mr. McBride was employed by the public accounting firm of Ernst & Young. Mr. McBride serves as a member of the board of directors of LTC and Malan Realty Investors, Inc.

    ANDRE C. DIMITRIADIS is a co-founder of the Company and has been a director since its formation. Mr. Dimitriadis is Chairman and Chief Executive Officer of LTC, which he co-founded with Mr. McBride in 1992. Prior to founding LTC, Mr. Dimitriadis was employed from October 1989 to May 1992 by Beverly Enterprises, Inc., where he served as Executive Vice President and Chief Financial Officer. From 1985 to 1989, Mr. Dimitriadis was employed by American Medical International, Inc., an owner/operator of hospitals, where he served as
Executive Vice President   Finance, Chief Financial Officer and Director.  Mr.
Dimitriadis serves as a member of the board of directors of LTC, Magellan Health Services, Inc., and Health Management, Inc.

    RICHARD C. LADD has been a director of the Company since September 1994. Since September 1994, Mr. Ladd has been the President of Ladd and Associates, a health and human services consultation firm. From June 1992 to September 1994, Mr. Ladd served as the Texas Commissioner of Health and Human Services where he oversaw the development and implementation of a 22,000-bed Medicaid Waiver Program to be used for assisted living and other community-based service programs. From November 1981 to June 1992, Mr. Ladd served as Administrator of the Oregon Senior and Disabled Services Division. Mr. Ladd currently serves on the U.S. Advisory Panel on Quality of Care in Board and Care Facilities and is an adjunct member of the faculty at the Lyndon Baines Johnson School of Public Affairs at the University of Texas. He is also a member of numerous professional and honorary organizations, including the National Academy of State Health Policy, as a member of its Executive Committee.

    BRADLEY G. RAZOOK has been a director of the Company since August 1994. Mr. Razook is currently Executive Vice President of National Westminster Bank PLC, New York Branch (NatWest Markets). Prior to being appointed Executive Vice President, Mr. Razook held the position of Managing Director. From 1985 to 1990, Mr. Razook was a First Vice President and counsel at Drexel Burnham Lambert, Inc., an investment banking firm.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held 6 meetings during 1996. During that period, no incumbent director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served.

     The Board of Directors has an Audit Committee and a Compensation Committee. There is no standing Nominating Committee.

     The Audit Committee is comprised of Messrs. McBride, Dimitriadis and Ladd. The Audit Committee is authorized to select and recommend to the Board of Directors the independent accountants to serve the Company for the ensuing year, review with the independent accountants the scope and results of the audit, review management's evaluation of the Company's system of internal controls, and review non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. To ensure independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management.

     The Compensation Committee is comprised of Messrs. McBride, Dimitriadis and Razook. The Compensation Committee reviews and approves the compensation of the Company's executive officers and determines the general compensation policy for the Company. The Compensation Committee also is responsible for the administration of the Company's 1994 Stock Option Plan and is authorized to determine the options to be granted under the plan and the terms and provisions of such options.

     Each Non-Employee Director receives a fee of $12,000 per year for services as a director plus $500 for attendance in person at each meeting of the Board of Directors or of any committee meeting held on a day on which the Board of Directors does not meet. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors of the Company. During 1996, the Company granted the directors non-qualified stock options to purchase a total of 37,500 shares of Common Stock at $14.75 per share. Ms. Wilson, Mr. McBride and each of the non-employee directors received options to purchase 7,500. Such options vest ratably on each of November 27, 1997, 1998 and 1999 or such director's earlier death or disability, and are exercisable within seven years from the date of vesting.

    Executive officers of the Company are elected or appointed by the Board of Directors and hold office until their successors are elected, or until the earliest of their death, resignation or removal.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

    The following table sets forth information as of March 31, 1997 with respect to the beneficial ownership of the Common Stock of the Company by (1) each person who is known by the Company to own beneficially more than 5% of its Shares, (2) each director of the Company, (3) the Chief Executive Officer for the fiscal year ended December 31, 1996 and (4) the Company's directors and executive officers as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)   SHARES BENEFICIALLY OWNED(2)       PERCENT OF CLASS
----------------------------------------   -----------------------------      ----------------
Keren B. Wilson                                          508,333                    8.9%
Andre C. Dimitriadis                                     132,834                    2.3%
William McBride III                                      159,500                    2.8%
Richard C. Ladd                                           15,834                    *
Bradley G. Razook (3)                                     22,834                    *
  170 Water Street, 20th Floor
  New York, NY  10038
Scudder, Stevens & Clark, Inc. (4)                       303,500                    5.5%
  Two International Place
  Boston, MA 02110-4103
Putnam Investments, Inc. (5)                             709,708                   12.8%
  One Post Office Square
  Boston, MA  02109
Firstar Corporation (6)                                  585,800                   10.6%
  777 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202
Palisade Capital Management (7)                          509,897                    8.7%
  One Bridge Plaza, Suite 695
  Fort Lee, NJ  07024
The Kaufmann Fund, Inc.                                  350,000                    6.4%
  140 East 45th Street, 43rd Floor
  New York, New York 10017
All directors and executive officers as                  839,335                   14.7%
 a group (5 persons)
-----------

*  Less than 1%

(1) Except as otherwise noted below, the address of the Company's directors and officers is c/o Assisted Living Concepts, Inc., 9955 S.E. Washington, Suite 201, Portland, Oregon, 97216.

(2) Includes options to purchase 53,333 shares of Common Stock granted to Dr. Wilson, 42,500 to Mr. McBride and options to purchase 15,834 shares of Common Stock granted to Messrs. Dimitriadis, Ladd and Razook pursuant to the Company's 1994 Stock Option Plan which are exercisable within 60 days.

(3)  Includes 7,000 shares owned by Mr. Razook's son.

(4)  As of February 10, 1997, based on the Form 13G received by the Company.

(5)  As of January 31, 1997, based on the Form 13G received by the Company.

(6)  As of February 13, 1997 based on the Form 13G received by the Company.

(7)  As of February 1, 1997 based on the Form 13G received by the Company.

                             EXECUTIVE COMPENSATION

          The following table sets forth information concerning the compensation paid during the fiscal year ended December 31, 1996 to the Company's Chief Executive Officer (the "Named Executive Officer"). No other executive officer of the Company received total compensation of $100,000 or more in fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                           AWARDS
                                        ANNUAL COMPENSATION                        ----------------------
                               ----------------------------------------------           SECURITIES
NAME AND                                                       OTHER ANNUAL             UNDERLYING              ALL OTHER
PRINCIPAL POSITION              YEAR    SALARY    BONUS        COMPENSATION               OPTIONS              COMPENSATION
---------------------------------------------------------------------------------------------------------------------------
Keren B. Wilson                 1996   $100,000     -                -                        7,500              $30,000 (1)
                                1995    100,000     -                -                       40,000                    -
                                1994     33,333     -                -                       60,000                    -

-------------
(1) Such amounts represent the Company's contribution to the Named Executive Officer's deferred compensation plan account

STOCK OPTION GRANTS

     The following table provides information on stock options granted during 1996 to the Named Executive Officer.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                          POTENTIAL REALIZABLE VALUE
                                                           INDIVIDUAL GRANTS                                AT ASSUMED ANNUAL RATE
                                 ---------------------------------------------------------------------          OF STOCK PRICE
                                                        % OF TOTAL                                               APPRECIATION
                                                     OPTIONS GRANTED      EXERCISE PRICE                       FOR OPTION TERM (2)
                                NUMBER OF OPTIONS    TO EMPLOYEES IN           PER          EXPIRATION    --------------------------
NAME                              GRANTED (1)          FISCAL YEAR            SHARE          DATE (1)          5%           10%
-----------------------------------------------------------------------------------------------------------------------------------
Keren B. Wilson                            2,500                    1%             $14.75   11/27/2004        $17,606       $42,170
                                           2,500                    1%             $14.75   11/27/2005         20,330        50,074
                                           2,500                    1%             $14.75   11/27/2006         23,190        58,769

---------------
(1) These options become exercisable in three equal portions of 2,500 on November 18, 1997, 1998 and 1999, and expire in each case on the seventh anniversary of the date the option becomes exercisable.

(2) In accordance with rules of the Securities and Exchange Commission (the "Commission"), shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices.

STOCK OPTION HOLDINGS

          The following table provides information with respect to the Named Executive Officer concerning unexercised stock options held as of December 31, 1996. No stock options were exercised by any Named Executive Officer during 1996.

                      FISCAL YEAR-END STOCK OPTION VALUES

                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                             OPTIONS AT               IN-THE MONEY OPTIONS
                         FISCAL YEAR-END (1)         AT FISCAL YEAR-END  (1)
                  ------------------------------------------------------------
NAME                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------
Keren B. Wilson           54,166          53,334      $270,002        $183,749

-----------
(1) The exercise price of Dr. Wilson's options to purchase the Company's Common Stock is $9.25 per share for 60,000 shares, $13.00 per share for 40,000 shares and $14.75 per share for 7,500 shares. THE CLOSING TRADING PRICE ON THE AMERICAN STOCK EXCHANGE FOR THE COMMON STOCK ON DECEMBER 31, 1996 WAS $15.25.

EMPLOYMENT AGREEMENTS

          Dr. Wilson entered into an employment agreement (the "Employment Agreement") providing for service to the Company as Chief Executive Officer. During the term of employment by the Company, Dr. Wilson has agreed to devote substantially all of her time to the business of the Company and not engage in any business of the type conducted by the Company without the approval of the Board of Directors.

          Dr. Wilson's Employment Agreement expires on August 31, 1999, such date to be automatically extended until the earlier of (i) her death or disability, (ii) termination by the Company for cause, (iii) her voluntary resignation for good reason or otherwise or (iv) the third anniversary of the Company's notice to Dr. Wilson of termination other than for cause. In the event Dr. Wilson is terminated not for cause or voluntarily terminates her employment for good reason, she shall receive her base salary for three years from the date of the notice of termination and retain all her Company stock options, whether or not vested.

          Under the Employment Agreement, termination for cause includes termination for material disloyalty, failure to perform one's duties as an officer, willful violation of a board directive and felony conviction, and resignation for good reason is defined as resignation due to (i) a diminution in the duties or compensation of such executive officer which is not part of an overall diminution for all executive officers of the Company or (ii) the Company's material breach of the Employment Agreement or the Stock Option Plan.

          Furthermore, Dr. Wilson's Employment Agreement provides that, for a period of three years after any termination of employment, she may not (i) solicit any Company employees for employment, or (ii) commence any business, directly or indirectly, which is in competition with all or any portion of the Company's business in any state in which the Company operates or is in the process of developing more than three assisted living residences; provided, however, that in the event that Dr. Wilson's employment terminates after the first three years of her employment, Dr. Wilson may compete with the Company in Oregon.

                         COMPENSATION COMMITTEE REPORT

          The Compensation Committee (the "Committee") is comprised of Messrs. McBride, Dimitriadis and Razook, none of whom is or has been an officer or employee of the Company. The Committee reviews and approves the compensation of the Company's executive officers and determines the general compensation policy for the Company. The Committee is also responsible for the administration of the Company's 1994 Stock Option Plan and is authorized to determine the options to be granted under the plan and the terms and provisions of such options. The Company has two executive officers, one of whom is its Chief Executive Officer.

Compensation Philosophy

          The Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in appropriate fashion in the long-term interests of the Company and its stockholders. The Committee seeks to align total compensation for senior management with the overall performance of the Company as well as the individual performance of each executive officer. The Company's compensation package, which currently is comprised of base salary, bonuses and stock options, is intended to reinforce management's commitment to enhancing profitability and shareholder value.

          In determining the level and composition of compensation for the executive officers of the Company, the Committee considers various corporate and individual performance measures. Although the Committee considers earnings per share as an important measure of Company performance, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also evaluates other external factors such as market conditions as well as compensation practices and financial performance of other companies in the assisted living residence business. From time to time, the Committee may seek the advice of an independent compensation consultant in assessing its overall compensation philosophy.

Base Salaries

          Base salaries are reviewed and adjusted by the Committee on an annual basis. The Committee seeks to ensure that the base salaries are established at levels considered appropriate in light of responsibilities and duties of the executive officers as well as at levels competitive to amounts paid to executive officers of its peer group.

Bonuses

          Bonuses are awarded based on the overall performance of the Company and individual performance of each executive officer. The amounts awarded may vary from year to year and may be awarded to executive officers in other forms such as stock awards in lieu of cash payments.

Stock Option Plan

          The Committee administers the Company's 1994 Stock Option Plan, as amended (the "Plan"), which provides for grants of incentive and nonqualified stock options. Under the Plan, options are granted to provide incentives to directors, officers and key employees of the Company to promote long-term performance of the Company and specifically, to retain and motivate senior management in achieving a sustained increase in shareholder value. Currently, the Plan has no pre-set formula or criteria for determining the number of options that may be granted. The Committee reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the Company and the individual performance of the executive officers.

          During 1993, the Internal Revenue Code of 1986, as amended, (the "Code") was amended to include Section 162 (m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the chief executive officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162 (m) in order to maximize the Company's income tax deductions. While the Plan currently does not meet the requirements of Section 162(m), stockholders are being asked to approve Proposal 2 in order to qualify the Plan under such section. Based upon the Internal Revenue Service's proposed regulations and projected compensation payable to the Company's "covered employees" for the 1996 taxable year, all compensation payable by the Company in 1996 to such covered employees should be deductible by the Company.

CHIEF EXECUTIVE OFFICER

          Pursuant to her Employment Agreement, Dr. Wilson, the Company's Chief Executive Officer (the "CEO"), receives base compensation of $100,000. The terms of the Employment Agreement were determined when the terms of the Company's initial public offering were negotiated in November of 1994, and not by the Compensation Committee. The CEO's 1996 base salary was paid in accordance with the Employment Agreement. In addition to her base salary, Dr. Wilson received stock options to acquire 7,500 shares of the Company's common stock in 1996. The option grant was based primarily on the Committee's assessment of Dr. Wilson's performance and the overall performance of the Company, taking into account the significant equity interest in the Company already held by her.

                               William McBride III
                               Andre C. Dimitriadis
                               Bradley C. Razook

          The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH

          The following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

          The following graph compares the Company's cumulative total stockholder return on its Common Stock (no dividends have been paid thereon) with the cumulative total return, assuming reinvestment of dividends, of (i) S & P Healthcare Composite and (ii) American Stock Exchange from November 22, 1994, the first day of trading of the Common Stock on the American Stock Exchange, to December 31, 1996. The comparison assumes $100 was invested on November 22, 1994 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

          The historical stock price performance of the Common stock shown on the Stock Performance Graph set forth below is not necessarily indicative of future stock price performance.

                        INDEXED STOCK PRICE PERFORMANCE

                             [GRAPH APPEARS HERE]

                       S&P Healthcare       AMEX
               ALC       Composite      Major Market
              ------   --------------   ------------
11/22/94      100.00           100.00         100.00
12/31/94       91.89           103.15         104.48
6/30/95       108.11           126.05         125.55
12/31/95      141.89           162.71         143.45
6/28/96       221.62           175.58         159.25
12/31/96      164.86           196.22         183.02

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

          The Compensation Committee is comprise of Messrs. McBride, Dimitriadis and Razook.

          In September 1996, the Company received a 9.9% interest in Carriage House Assisted Living, Inc. ("Carriage"), a privately-held corporation that develops, sells, leases and operates assisted living facilities in Nebraska and Iowa. The Company received its 9.9% interest in Carriage in return for the use of certain proprietary information of the Company. LTC has committed to provide sale/leaseback financing on the first ten facilities developed by Carriage. The Company, in return for an option to purchase all of the outstanding stock or assets of Carriage, has committed to LTC that, upon any uncured default under any one or more of Carriage's leases, the Company will assume all of Carriage's obligations and liabilities under the defaulted lease and take over operation of the related facility. Currently, Ms. Wilson and Messrs. McBride and Dimitriadis serve as directors of the Carriage. In addition, Messrs. McBride and Dimitriadis own approximately 20.1% of Carriage. The Company expects that the first four sale/leaseback transactions will occur in the second quarter of 1997.

          Bradley Razook, a director of the Company, is an Executive Vice President of NatWest Markets, an investment banking firm. NatWest acted as lead underwriter in connection with the sale of 2,096,250 shares of common stock in an underwritten public offering in July 1996. NatWest Markets and its affiliates may provide additional investment banking services to the Company in the future.

          The Chairman and President of LTC, Andre C. Dimitriadis and William McBride III, respectively, are members of the Board of Directors and shareholders of the Company. Messrs. Dimitriadis and McBride (Chairman of ALC) own 2.3% and 1.2% shares of common stock outstanding, respectively, in LTC. In July 1996, in connection with a commitment of $50.2 million to sell and leaseback 20 residences, LTC agreed to sell back four Texas properties for approximately $7.6 million. The four residences were purchased at cost. During 1996, the Company sold LTC and leased back thirteen residences for $26.2 million with a combined total of 472 units. The residences were sold at approximately cost. In addition, during 1996 and the first quarter of 1997, LTC provided the Company with $55.2 million in mortgage financing which will be converted to sale and leaseback arrangements with LTC or converted to permanent financing with other third party lenders. These loans are secured by mortgages on 24 residences and bear interest between 9.9% and 10.44% per annum. During 1996, the Company paid LTC $2.1 million in interest and rent. Based on the Company's financing requirements, it may enter into additional sale and leaseback transactions with LTC or other health care real estate investments trusts in the future.

                              CERTAIN TRANSACTIONS

          Dr. Wilson's husband is a 25% stockholder in Assisted Living Facilities, Inc. ("ALF"), the entity which leases five residences to the Company. As a 25% shareholder in ALF, Dr. Wilson's husband may receive dividends, which may be generated as a result of payments under the ALF leases.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Exchange Act requires the Company's officers, directors and greater than ten-percent stockholders to file with the Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons or entities are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock have complied with the reporting requirements of
Section 16(a), except that Bill McBride, Brad Razook, Keren Brown Wilson, Andre Dimitriadis and Dick Ladd each filed one Form 4 late.

                                   PROPOSAL 2

                       ADOPTION OF THE COMPANY'S RESTATED
                             1994 STOCK OPTION PLAN


          On November 28, 1996, the Board of Directors unanimously adopted, subject to stockholder approval, the amendment to the 1994 Option Plan to, among other things, (i) increase the number of shares of Common Stock usable under the Option Plan from 600,000 to 1,104,000 and (ii) permit the issuance of options which constitute qualified performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Amendment"). The Option Plan together with the Amendment, are herein referred to as the "Restated Plan." The Board unanimously recommends stockholder approval of the Restated Plan.

          The principal features of the Restated Plan, are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself. Copies of the Restated Plan will be available at the Annual Meeting and may also be obtained by making written request to the Company's Secretary at the address provided within this Proxy Statement.

REASONS FOR APPROVAL OF THE RESTATED PLAN

          The shares issuable under the Option Plan are being increased to maintain the percentage of total shares of Common Stock outstanding that are represented by shares issuable under the Option Plan. Since the Option Plan was first adopted, over 2,515,250 shares of Common Stock have been issued by the Company. The Restated Plan increases the number of shares issuable under the Option Plan commensurate with the number of shares of Common Stock that are currently issued and outstanding.

          Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), income tax deductions of publicly-traded companies may be limited to the extent total annual compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) paid for certain executive officers exceeds $1 million in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation"; stock option profits constitute "qualified performance based compensation" if the options are granted by a qualifying compensation committee under a plan that has been approved by the Company's stockholders, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

          The Board of Directors is asking stockholders to approve the Restated Plan in compliance with the requirements of Section 162(m). If stockholders do not approve the Restated Plan, the stock option plan as it existed prior to the amendment will continue to be in effect. In general, the Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m) with respect to option grants, including option pricing requirements and requirements governing the administration of the Restated Plan, so that, upon stockholder approval of the Restated Plan, the deductibility of compensation paid to top executives pursuant to Options granted thereunder is not expected to be disallowed.

GENERAL

          Under the Restated Plan, incentive stock options ("ISOs"), as defined in Section 422 of the Code may be granted to officers or other full-time employees of the Company or its subsidiaries, including members of the Board who are also full-time employees of the Company or its subsidiaries, and nonqualified stock options ("NQSO") may be granted to directors, officers or other employees of the Company or its subsidiaries and consultants and other key persons who provide services to the Company or its subsidiaries (regardless of whether they are also employees) (collectively the "Grantees"). Each ISO or NQSO (each individually and collectively, and "option") issued under the Restated Plan entitles the Grantee to purchase shares of Common Stock upon the exercise of such option. The Restated Plan provides for appropriate and proportionate adjustments in the number and kind of shares subject to the Restated Plan and the Award Limit in the event of a stock split, stock dividend or certain other similar changes in the Common Stock, and in the event of a merger, consolidation or certain other types of recapitalizations of the Company.

          Payment of the shares of Common Stock purchased upon exercise of an option may be made in cash or by certified bank check or other payment acceptable to the Company, or if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the Grantee may freely transfer having a fair market value equal to or less than the option exercise price or by the Grantee delivering a notice of exercise to the Company together with irrevocable instructions to a broker to promptly deliver the option exercise price to the Company in cash or by other method of payment acceptable to the Company.

          The Board of Directors may discontinue the Restated Plan or amend the Restated Plan at any time, subject to any required regulatory or stockholder approval.

          There are presently approximately 121 officers or other full time employees of the Company eligible to receive ISOs and 127 directors, officer, consultant or other employees of the Company who are eligible to receive NQSOs.

          During 1996, 7,500 NQSO's were granted to Ms. Wilson. During 1996, all non-employee directors as a group were granted 30,000 shares of Common Stock and all other employees as a group (other than Ms. Wilson) were granted options covering 281,700 shares of common stock. As of December 31, 1996, 33,313 shares remained available for future awards under the Restated Plan.

          On March 31, 1997 the last reported sale price of the Common Stock on the American Stock Exchange was $21.00 per share.

ADMINISTRATION

          The Restated plan is administered by the Compensation Committee (the "Committee") consisting solely of two or more members of the Board each of whom is both a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" for purposes of Section 162(m) of the Code.

          The Committee is authorized to select from among the eligible persons the individuals to whom options are to be granted and, subject to the Award Limit, to determine the number of shares to be subject thereto an the terms and conditions thereof, consistent with the Restated Plan.

          The Committee is also authorized to interpret the Restated Plan and the options thereunder, to adopt such rules for the administration, interpretation and application of the Restated Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall conduct the general administration of the Restated Plan with respect to options granted to Non-Employee Directors. In addition, the Board, in its absolute discretion, may at any time exercise any and all rights or duties of the Committee under the Restated Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole and absolute discretion of the Committee.

AWARDS

          The Restated Plan provides that, subject to the Award Limit, the Committee may grant or issue either NQSOs or ISOs, or any combination thereof, to any eligible person, each grant or issuance will be set forth in a separate agreement between the person receiving the award and the Company and will indicate the type, terms and conditions of the award, as determined by the Committee consistent with the Restated Plan.

          NQSOs will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value unless otherwise permitted by applicable state law). The exercise price per share of common stock subject to options intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall not be less than 100% of the fair market value of a share of Common Stock on the date the Option is granted.

          ISOs will be designed to comply with the applicable provisions of the Code and will be subject to restrictions contained in the Code buy may be subsequently modified to disqualify them from treatment as an ISO. The exercise price of an ISO shall equal to at least 100% of fair market value of Common Stock on the grant date; provided, however, in the case of an ISO granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of the Company's stock (or the stock of any subsidiary or any parent corporation of the Company), the price per share must be at least 110% of the fair market value of such share on the date the option is granted. The term of ISOs shall not be more than ten years from the date granted, or five years from such date if the ISO is granted to an individual then owning more than 10% of the total combined voting power described in the preceding sentence.

          Options usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. Unless the Committee otherwise provides, no option may be exercised until the expiration of six months from the date of grant.

          All options granted to Non-Employee Directors are NQSOs. When a person is initially elected to the Board and is a Non-Employee Director, he or she automatically receives an option to purchase 20,000 shares of Common Stock on the date of his or her election to the Board at a purchase price per share equal to the fair market value of the Common Stock on the date of such person's election. Each of such options vest with respect to 6,667, 6,667 and 6,666 shares on the first, second and third anniversary, respectively, of the grant and expires on the earlier of the seventh anniversary of the date of vesting or one year following the director's ceasing to be a director for any reason; provided, however, that no option will vest more than one year following the director's ceasing to be a director.

MISCELLANEOUS PROVISIONS

          No option granted under the Restated Plan may be assigned or transferred by the Grantee, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of the Grantee the option may be exercised only by the Grantee or his or her guardian or legal representative.

          The Committee (or the Board, in the case of options to Non-Employee Directors), in its discretion, may impose such restrictions on the transferability of shares purchasable upon exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such dates.

          The company requires participants to discharge withholding tax obligations in connection with the exercise of any option granted under the Restated Plan as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use and certain other conditions.


FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a general summary of the material federal income tax consequences to the Company and U.S. participants in the Restated Plan, and its intended for general information only. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality of locality. The tax consequences to persons subject to Section 16 of the Exchange Act may be different from the general consequences described below.

          Nonqualified Stock Options. For federal income tax purposes, holders of NQSOs do not have taxable income upon the grant of the NQSO, nor will the Company then be entitle to any deduction. Generally, upon exercise of NQSOs, the Grantee will realize ordinary income taxable at ordinary income rates to the extent that the fair market value of the shares of Common Stock on the date of the exercise of the NQSOs exceeds the option exercise price paid. Subject to deductibility limits of Section 162(m) of the Code, the Company will be entitled to tax deduction in an amount equal to the amount that the Grantee is required to include in ordinary income at the time of such inclusion, and will be required to withhold taxes on such ordinary income. The Grantee's initial tax basis for shares acquired upon the exercise of a NQSO for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

          The tax consequences resulting from the exercise of NQSO through delivery of already-owned shares of Common Stock are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent number of shares is acquired, the employee will recognize no gain and the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares; that any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and that the employee's basis in any such additional shares is their then fair market value.

          Incentive Stock Options. Holders of ISOs will not be considered to have received taxable income upon either the grant of an ISO or the exercise; provided however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the participant's alternative minimum taxable income upon exercise. Upon the sale or other taxable disposition of the shares of the Common Stock, capital gain will normally be recognized in the full amount of the difference between the amount realized and the option exercise price if no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of transfer of the shares of the Common Stock to the Grantee upon exercise. If the shares of the Common Stock are sold or otherwise disposed of before the end of the one year period or the two year period, the difference between the ISO exercise price and the fair market value of the shares of the Common Stock on the date of the ISO's exercise will generally be taxed as ordinary income; the balance of the gain, if any, will be taxed as capital gain. Subject to Section 162(m) of the Code, the Company (or other employer corporation) will be entitled to a tax deduction in regard to an ISO only to the extent the Grantee has ordinary income upon sale or other disposition of the shares of the Common Stock.

          The tax consequences resulting from the exercise of an ISO through delivery of already-owned shares of the Common Stock are not completely certain. In published rulings and proposed regulations the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock-for -stock exercise (subject to the discussion above), that, to the extent an equivalent number of shares of the Common Stock is acquired, the Grantee's basis in the shares of the Common Stock acquired upon such exercise is equal to the Grantee's basis in the surrendered shares increased by any compensation income recognized by the Grantee, that the Grantee's basis in any additional shares of the Common Stock acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one-year period or the two-year period described above will be reviewed as a disposition of the shares with the lowest basis first.

REQUIRED VOTES AND RECOMMENDATIONS

          The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to approve the Restated Plan as set forth in the Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-vote will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 2. Properly executed unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                OF THE COMPANY'S RESTATED 1994 STOCK OPTION PLAN
                          AS DESCRIBED IN PROPOSAL 2.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          KPMG Peat Marwick L.L.P. audited the Company's financial statements for the period ended December 31, 1996 and have been the Company's auditors since November 3, 1995. The directors have selected the firm of KPMG Peat Marwick, L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick, L.L.P. is expected to be present at the May 22, 1997 Annual Meeting and will have an opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

                     DEADLINE FOR SUBMISSION OF STOCKHOLDER
                    PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

          The proxy rules adopted by the SEC provide that certain Stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 24, 1997 and must otherwise comply with the applicable provisions of the Exchange Act and the Company's Bylaws.


                                 OTHER MATTERS

          The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

          The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of Shares and will reimburse them for their expenses in doing so. The Company has retained the services of American Stock Transfer Company, Inc. for out-of-pocket expenses, to assist in the solicitation of proxies.

          The Company's Annual Report; to Stockholders, including the Company's audited financial statements for the year ended December 31, 1996, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT 9955 S.E. WASHINGTON, SUITE 201, PORTLAND, OR 97216.

          ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                              By Order of the Board of Directors



                              Stephen Gordon
                              Secretary


Portland, Oregon
April 23, 1997

                        Please date, sign and mail your
                     proxy card back as soon as possible!


                        Annual Meeting of Stockholders
                        ASSISTED LIVING CONCEPTS, INC.

                                 May 22, 1997











                Please Detach and Mail in the Envelope Provided



[X] Please mark your
    votes as in this
    example.


                FOR ALL    WITHHELD                                                                            FOR  AGAINST  ABSTAIN
1. Election of   [_]         [_]     Nominees:  Keren Brown Wilson     2.  To approve the Company Restated     [_]    [_]      [_]
   Directors                                                               1994 Stock Option Plan.
                                                William McBride III
   FOR, except vote withheld                                          The Proxy will be voted as directed if no contrary direction
   from the following nominee(s):               Andre C. Dimitriadis  is made, this Proxy will be voted "FOR" nominees listed in item (1) and for proposal (2).
   -------------------------------              Richard C. Ladd
         Nominee Exception                                            In accordance with the judgements of the Proxies, upon any
                                                Bradley G. Razook     other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

                                                                      NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                                                     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE
                                                                     ENVELOPE PROVIDED.




SIGNATURE                           DATE                               SIGNATURE                          DATE
         ------------------------         ------------------------               -----------------------        --------------------

IMPORTANT:  Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian add such title to your signature.

                        ASSISTED LIVING CONCEPTS, INC.

               THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 1997

      The undersigned hereby appoints KEREN BROWN WILSON and WILLIAM MCBRIDE III, or either of them, each with power of substitution, as Proxies and hereby authorizes each of them to represent and vote, as designated on the reverse side of this Proxy Card, the shares held of record by the undersigned at the annual meeting of stockholders of Assisted Living Concepts, Inc., to be held at the Portland International Airport PDX Conference Center, Portland, Oregon, on Thursday, May 22, 1997 at 8:00 a.m. local time, or any adjournments or postponements thereof, as designated on the reverse, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 (Continued and to be signed on reverse side)